UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 17, 2006

Acorda Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-50513	13-3831168
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

15 Skyline Drive, Hawthorne, NY		10532
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:		(914) 347-7400

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

2005 Bonus and Stock Option and 2006 Salary Information

On March 17, 2006, the Compensation Committee of the Board of Directors (the “Committee”) of Acorda Therapeutics, Inc. (the “Registrant”) approved certain bonuses and stock option grants for 2005 and base salary increases for 2006 for the Registrant’s executive officers, as follows:

Executive Officer	2005 Bonus(1)	2005 Options(2)	2006 Base Salary
Ron Cohen Chief Executive Officer and President	$145,000	85,000	$370,000
Andrew Blight Chief Scientific Officer	$53,750	32,500	$236,000
Mary Fisher Chief Operating Officer	$76,500	41,000	$265,000
David Lawrence Chief Financial Officer	$45,000	28,500	$204,000
Jane Wasman Executive VP, General Counsel and Secretary	$67,500	28,500	$248,000

(1)

The Committee determined an aggregate amount to be allocated as bonuses to executive officers with respect to 2005 and, in consultation with the Chief Executive Officer of the Registrant with respect to executive officers other than himself, determined individual bonus amounts. These bonus amounts were based on the Registrant’s overall performance and the individual performance of executive officers.

(2)

These options to purchase shares of the Registrant’s common stock have an exercise price of $5.85 per share, the closing price of the Registrant’s common stock on March 17, 2006, and vest in equal quarterly installments over a four-year period.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Acorda Therapeutics, Inc.

March 23, 2006	By:	/s/ David Lawrence

Name: David Lawrence, M.B.A.
Title: Chief Financial Officer